UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 31, 2003

Table Trac, Inc.
(Exact name of registrant as specified in its Charter)

Nevada............................. 0-288383 .................................88-036568
(State of Incorporation)...... (Commission file number).........(IRS Employer Identification Number)

4625 County Road 101,
Suite 202, Minnetonka, Minnesota 55345
(Address of principal executive office)

Registrant's telephone number (952) 548-8877

Item 4:

229.304(a)(1)(i)Callahan, Johnston & Associates is leaving the arena of Public Company audits, as such has declined to stand for re-election as the company's independant accountant.

(1)(ii) Callahan, Johnston & Associates audits for the last two year included an ongoing concern. There was no disclaimer of opinion, the opinion was not qualified or modified as to uncertainty, audit scope, or accounting principles.

(1) (iii) (B) The board of directors has accepted Callahan, Johnston & Associates choice not to stand for re-election

(1) (iv) There were no disagreements with Callahan, Johnston & Associates on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

(1) (v) In the preceeding two years and through the current period; (A) Callahan, Johnston & Associates has not advised the registrant that the internal controls necessary for the registrant to develop reliable financial statements do not exist; (B) Callahan, Johnston & Associates has not advised the registrant that information has come to the accountant’s attention that has led it to no longer be able to rely on management’s representations, and Callahan, Johnston & Associates is willing to be associated with the financial statements prepared by management; (C) (1) Callahan, Johnston & Associates has not advised the registrant of the need to expand significantly the scope of its audit, or that information has come to the accountant’s attention that if further investigated may: (i) Materially impact the fairness or reliability of either: a previously issued audit report or the underlying financial statements; or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report; or (D) Callahan, Johnston & Associates has not advised the registrant that information has come to the accountant’s attention that it has concluded materially impacts the fairness or reliability of either (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report.

ITEM 7. EXHIBITS 1 Letter from Callahan, Johnston & Associates, LLC dated October 28, 2003

As their client, Table Trac, Inc. regrets to see them leave this arena, and will miss their excellent work. The company will seek a new auditor in the coming months.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed by the Chief Executive Officer.

Table Trac, Inc. ______/s/_Chad B. Hoehne_______________
Chad B. Hoehne, Chief Executive Officer

EXHIBIT 1

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

October 31, 2003

Dear Sir/Madam:
We have read the paragraphs of Item 4 included in the Form 8-K dated October 31, 2003 of Table Trac, Inc. to be filed with the Securities and Exchange Commission, and are in agreement with the statements contained therein.

Very truly yours,

/s/ Scott M. Callahan

Callahan, Johnston & Associates, LLC